Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-171181) and Form S-3 (File Nos. 333-178656 and 333-173457) of our reports dated March 14, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Titan Pharmaceuticals, Inc. included in Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ OUM & Co. LLP

San Francisco, California

March 21, 2012